                                  EXHIBIT 10.6
                              CONSULTING AGREEMENT

     This agreement is made on the day of August,  2001 at Calgary, Alberta, between Winmax Trading Group, Inc. ("Company"), a Florida corporation, and Roy
Shipes ("Consultant").

                               BACKGROUND RECITALS

A. Winmax Trading Group, Inc. is a fully reporting, a publicly traded Florida corporation which desires a consultant requiring the skills, training, ability and experience to perform consulting duties such as advising the company on the management of its mine operations, mine equipment maintenance, strategic planning of mine construction and logistical operations, communications and investigating the set up of further professional engineering systems and services as directed for use with the engineering firm(s) involved as well as other tasks that may be assigned from time to time.

B. Roy Shipes is an individual with extensive experience in the management of mine operations and mine equipment, who seeks a consulting position that encompasses the broad range of duties being sought by the Company.

In consideration of the above Background Recitals, which are hereby incorporated into the provisions of this Agreement, and other valuable consideration, the parties, therefore, agree:

                       DUTIES & OBLIGATIONS OF CONSULTANT

1.   Company agrees to hire the Consultant in which capacity he will act with the full approval of the board of directors. The initial scope of work includes but is not limited to the following specific duties:

     a.   An analysis of Engineering-Procurement-Construction Management (EPCM);
     b.   An analysis of all technical specifications for the "Estrada Project"
          for plant, process, and system requirements, but also attain operational performance, and competitive advantage objectives;
     c.   Assist in the Construction management of the facility with attention to safety, cost, scheduling and quality including coordination with other contractors;
     d.   Outline and assist to implement a phased execution program for the construction of the gem mining and other precious metals;
     e.   Outline and assist to implement Environmental Services that will adapt to, comply with, and exploit regulatory requirements;
     f.   Advise and review the equipment maintenance schedules and procedures;
          and
     g.   Such other duties as may be assigned by the board of directors or the president from time to time.

2.   Loyal and Conscientious Performance of Duties. Consultant shall answer and report directly to the president and chief executive officer of the
     Company. Consultant agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this agreement. Consultant shall not, directly or indirectly, acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Company, and shall not acquire and hold any secrets detrimental or impacting the interests of Company, but shall immediately upon receipt disclose such information to appropriate Company management.

3.   Trade Secrets & Unfair Competition. The parties acknowledge that
     Consultant, in the course of his employment, shall have access to sales, personnel, financial and other information of a proprietary nature belonging to the company. Consultant specifically agrees that he shall not misuse, misappropriate, or disclose by any means to any third party, any confidential information or trade secrets of Company, or engage in any unfair competition, either during the course of employment or at any time thereafter, except such disclosure as may be required pursuant to his employment, or with the prior consent of the company.

4.   No Competitive Activities.  During the term of this agreement, Consultant shall not, directly or indirectly, either as a consultant, employer, agent, principal, partner, stockholder, corporate officer, director, member, manager or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Company.

5.   Minimum Hours. Consultant shall devote a minimum of 30 hours per week on behalf of Company to the duties contemplated by this agreement. Consultant shall make himself available on evenings, weekends, and days when he is not scheduled to be in the Corporate office, to make presentations, meet with third parties and to carry out other management, merger and acquisition activities, by mutual agreement between Consultant and the president of
     Company.

6.   Location of Services to be Performed. The hours mentioned in the foregoing paragraph shall be performed on a weekly basis either in or from the
     Company premises or any other place as directed by the company. Additional hours may be performed at any location deemed appropriate by Consultant in consultation with the company President. It is contemplated hereby that weekend time devoted by Consultant to company matters may sometimes have the compensating effect of reducing the amount of time spent by Consultant in the Ontario office.

                           COMPENSATION OF CONSULTANT

7.   Compensation. Company will pay Consultant a basic contract fee as follows:
     1.   One Hundred Thousand (100,000) shares of Company common stock to be issued to Consultant under an S-8 registration with the SEC.

                           TERM AND TYPE OF EMPLOYMENT

8.   Term. The term of this Agreement shall be for a period of One (1) Year from the effective date cited at the beginning of this agreement.

9.   Agreement at Will. The provisions of this paragraph may be modified only in writing signed by the president of the Company and the Consultant.

                             OBLIGATIONS OF COMPANY

10.  General Provisions. Company shall provide Consultant with the opportunity;
     compensation, materials, benefits and business reimbursement contemplated by or specified in this agreement, and shall keep Consultant informed as to all performance expectations of him.

11.  Office and Staff. Company shall provide Consultant with required travel, accommodations and administrative support to Consultant's position and adequate to the performance of his duties.

12.  Reimbursement of Expenses and Losses. Company shall promptly reimburse
     Consultant for all reasonable business expenses incurred by Consultant including business-related expenditures for entertainment, gifts, and travel reasonably incurred on behalf of Company. Consultant shall furnish adequate records and documentary evidence of all expenditures for the substantiation of each for an income tax deduction.

13.  Indemnity. Company shall indemnify Consultant for all losses sustained by
     Consultant in direct consequence of the discharge of his duties on
     Company's behalf.

                            OTHER GENERAL PROVISIONS

14.  Additional Terms & Conditions: Employee Handbook. The terms contemplated and expressed by this agreement will be subject to all of the applicable terms and conditions of engagement for services set forth in full in
     Company's Employee Handbook, a copy of which will be provided to
     Consultant, and which Consultant agrees shall be a binding part of this agreement.

15.  Termination of Engagement. The services described in this Agreement may be terminated by either Company or Consultant at any time upon thirty (30)
     days written notice; however, the shares issued to Consultant under
     Paragraph 7 (1) will be deemed fully earned and the monthly expenses under Paragraph 12 will be pro-rated through the date of termination including the thirty (30) day notice period.

16.  Notices.  Any notices to be given by either party to the other shall be in writing delivered by any means to the offices of Company at 530 South
     Federal Highway, Ste. 150, Deerfield Beach, FL 33441-1980 or to Consultant
     at _________________________.

17.  Arbitration. Any controversy between Company and Consultant involving the terms and provisions of this agreement, or the construction or application of any of its terms or conditions, shall, on the written request of either party, be submitted to arbitration in compliance with the Florida
     Arbitration Act. Each party shall appoint one person to hear and determine the dispute. If the two persons so appointed are unable to agree, then those persons shall mutually select a third impartial arbitrator whose decision as to all unresolved issues shall be final and conclusive upon both parties. The cost of arbitration shall be equally borne by the parties.

18.  Entire Agreement. This agreement memorializes the agreement of the parties, and supersedes all oral agreements, except for exhibits hereto. Each party acknowledges that no other terms are in effect which are not embodied herein, and that nothing not contained in this agreement shall be valid or binding on the parties.

19.  Modification. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

20.  Partial Invalidity. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without any legal impairment.

21.  Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Florida.

22.  Sums Due Deceased Consultant. If Consultant dies during engagement hereunder, any sums that may be due him from Company under this agreement as of the date of death shall be paid when due in normal course to
     Consultant's spouse. If spouse for any reason can not receive such payment, then to Consultant's executors, administrators, heirs, personal representative, successors, or assigns.

Executed on                         , at Calgary, Alberta.

                                                 COMPANY

                                              By:
                                                 Gerald E. Sklar, President

                                                 CONSULTANT

                                                 Roy Shipes